SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                            (Amendment No.    )

Filed by the Registrant[ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           KESTREL ENERGY, INC.
             (Name of Registrant as Specified in Its Charter)



 (Name of Person(s) Filing Proxy Statement if other than the Registrant):
                            Gorsuch Kirgis LLP

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


                           KESTREL ENERGY, INC.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202
                              (303) 295-0344

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held March 31, 1998
                                10:00 a.m.


To Our Shareholders:

     We strongly encourage your attendance and participation at the Annual Meeting of Shareholders of Kestrel Energy, Inc., which will be held at 10:00 a.m. on Tuesday, March 31, 1998 in the Management Briefing Center at First Interstate Bank of Denver, N.A., North Tower, 4th Floor, 633 17th Street, Denver, Colorado for the following purposes:

     1.   To elect six directors to the Board;

     2. To approve and ratify the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants and auditors for the fiscal year ending June 30, 1998;

     3. To approve certain amendments to the Nonqualified Stock Option Plan designed to conform with recent amendments to SEC Rule 16b-3, to permit greater flexibility in the administration of the Plan, and to increase the number of shares reserved under the Plan; and

     4. To transact such other business as may properly come before the meeting.

     A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed.

     The Board of Directors has designated February 20, 1998 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS WOULD LIKE TO EMPHASIZE THE IMPORTANCE OF EXERCISING YOUR RIGHTS AS SHAREHOLDERS TO VOTE ON THE ISSUES DESCRIBED IN THE ENCLOSED PROXY STATEMENT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS, APPROVE THE SELECTION OF KPMG PEAT MARWICK LLP AND APPROVE THE AMENDMENTS TO THE NONQUALIFIFED PLAN.

     YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

March 4, 1998
                                                          Timothy L. Hoops
                                                                 President

                                                         Mark A. Boatright
                                                                 Secretary

                           KESTREL ENERGY, INC.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202

                              PROXY STATEMENT

                      Annual Meeting of Shareholders
                         To Be Held March 31, 1998
                                10:00 a.m.

     The enclosed Proxy is solicited by the Board of Directors of Kestrel Energy, Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held in the Management Briefing Center at First Interstate Bank of Denver, N.A., North Tower, 4th Floor, 633 17th Street, Denver, Colorado on Tuesday, March 31, 1998 at 10:00 a.m., Mountain Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about March 4, 1998.

     The expense of the Board of Directors' Proxy solicitation will be borne by the Company. In addition to solicitation of Proxies by use of the mails, some of the Company's officers and directors may solicit Proxies by telephone, telegraph or personal interview without any additional compensation to them. The Company will reimburse brokers, nominees, custodians and other fiduciaries for expenses in forwarding Proxy materials to their principals.

     Any shareholder giving a Proxy on the enclosed form may revoke it at any time prior to the exercise thereof by advising the Secretary of the Company in writing at the above address, by properly executing a later dated Proxy or by appearing in person and voting at the Annual Meeting.

                             VOTING OF SHARES

     Only holders of the Company's outstanding shares of common stock, no par value ("Common Stock"), of record at the close of business on February 20, 1998, will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. On that date, there were 4,419,634 shares of Common Stock outstanding.

     Cumulative voting in the election of directors is allowed. Under cumulative voting, each shareholder is entitled to cast a number of votes in the election of directors equal to the number of directors to be elected multiplied by the number of shares being voted. The shareholder may cast his vote for one nominee or may distribute the votes among nominees in any manner. Unless directed otherwise, the enclosed Proxy gives discretionary authority to cumulate votes in the election of directors. On all matters other than the election of directors, each shareholder will be entitle to one vote per share. The election of directors requires that the six candidates having the highest number of votes cast in favor of their election are elected to the Board of Directors. The approval of KPMG Peat Marwick LLP and the amendments to the Nonqualified Stock Option Plan require an affirmative vote of a majority of the shares of Common Stock represented in person or by Proxy at the Annual Meeting. The Board of Directors urges each shareholder to mark, sign and mail the enclosed Proxy card in the return envelope as promptly as possible.


                 STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                              AND MANAGEMENT

     The following table sets forth, as far as is known to the Board of Directors or the management of the Company, the only persons owning on February 12, 1998 more than five percent of the outstanding shares of the Company's Common Stock. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of the Common Stock outstanding on such date plus an amount equal to the aggregate amount of Common Stock which could be issued upon the exercise of stock options within 60 days of such date.


                   Number of Shares of Common Stock Beneficially Owned
                          Voting and Investment Power

Name and Address             Direct    Indirect   Total Shares  Percent
                                                                 Owned

Victoria International
 Petroleum N.L.
4th Flr., Griffin Centre
28 The Esplanade
Perth 6000
Western Australia        1,166,221       ---      1,166,221(1)  26.4%

Victoria Petroleum N.L.
4th Flr., Griffin Centre
28 The Esplanade
Perth 6000
Western Australia              ---  1,166,221(2)1,166,221     26.4%

Timothy L. Hoops
P.O. Box 1079
Denver, CO 80201-1079    197,026(3) 1,166,221(4)  1,363,247   29.7%

Robert J. Pett
4th Flr., Griffin Centre
28 The Esplanade
Perth 6000
Western Australia        102,500(5) 1,166,221(6)  1,268,721   28.1%

John T. Kopcheff
4th Flr., Griffin Centre
28 The Esplanade
Perth 6000
Western Australia        164,000(7) 1,166,221(8)  1,330,221   29.0%

The Equitable Life
 Assurance Society
City Place House
55 Basinghall St.
London England EC2V 5DR  840,000          ---     840,000     19.0%


(1) Does not include unvested options to purchase 1,285,353 shares if certain undeveloped properties are successfully developed into proved producing properties. See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

(2) Victoria International Petroleum N.L. ("VIP"), the record holder of the shares, is a wholly owned subsidiary of Victoria Petroleum N.L. ("VP"), which is therefore deemed to be another beneficial owner of the shares. Resolute Limited, a publicly held Australian mining and natural resources company ("Resolute"), owns 28.45% of VP. Resolute disclaims beneficial ownership of the shares.

(3)  Includes vested options to purchase up to 175,116 shares

(4) Mr. Hoops is a director of VIP and of VP. As a result, all shares held by VIP directly and VP indirectly are listed as indirectly held by Mr. Hoops.

(5)  Includes vested options to purchase up to 92,500 shares

(6) Mr. Pett is the Chairman and a director of VIP and a director of VP. As a result, all shares held by VIP directly and VP indirectly are listed as indirectly held by Mr. Pett.

(7)  Includes vested options to purchase up to 160,000 shares

(8) Mr. Kopcheff is a director of VIP and VP. As a result, all shares held by VIP directly and VP indirectly are listed as indirectly held by Mr. Kopcheff.


     The following table sets forth the number of shares beneficially owned on February 12, 1998 by the Company's executive officers and directors, and by all of the executive officers and directors as a group. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of the Common Stock outstanding on such date plus an amount equal to the aggregate amount of Common Stock which could be issued upon the exercise of stock options within 60 days of such date.

                                                      Shares of
                                                     Common Stock
                              Position(s)            Beneficially
                              With the                Owned and     Percent
Name and Address              Company              Options Granted   Owned
----------------------------  -------------------- ---------------  -------

Timothy L. Hoops              President, Chief
P.O. Box 1079                 Executive Officer
Denver, CO 80201-1079         and Director         1,363,247(1)(2)   29.7%

Robert J. Pett                Chairman of the      1,268,721(3)(4)   28.1%
4th Flr., Griffin Centre      Board and Director
28 The Esplanade
Perth 6000
Western Australia

Mark A. Boatright             Vice President -        38,500(5)        *
1475 Lawrence St.             Finance, Chief
Suite 310                     Financial Officer
Denver, CO 80202              and Director

John T. Kopcheff              Vice President -
4th Flr., Griffin Centre      International and
28 The Esplanade              Director             1,330,221(5)(6)   29.0%
Perth 6000
Australia

Kenneth W. Nickerson          Director                23,000(5)        *
10780 Hanson St.
Johannesburg, MI 49751

Mark A. E. Syropoulo          Director                60,000(7)        *
Lot 42 Gumboil Road
Looroy Queensland 4563
Australia

All Directors and Executive                           1,751,247      35.5%
Officers as a Group
(6 persons)


* Less than one percent (1.0%)

(1) Mr. Hoops is a director of Victoria International Petroleum N.L. ("VIP") and of Victoria Petroleum N.L. ("VP"). As a result, all shares held by VIP directly and by VP indirectly are listed as held by Mr. Hoops.

(2)  Includes vested options to purchase up to 175,116 shares.

(3) Mr. Pett is the Chairman and a director of VIP and a director of VP. As a result, all shares held by VIP directly and VP indirectly are listed as held by Mr. Pett.

(4)  Includes vested options to purchase up to 92,500 shares.

(5) Includes vested options to purchase up to 34,500 shares, 160,000 shares and 23,000 shares granted to Messrs. Boatright, Kopcheff and Nickerson, respectively.

     (6) Mr. Kopcheff is a director of VIP and VP. As a result, all shares held by VIP directly and VP indirectly are listed as indirectly held by Mr. Kopcheff.

(7)  Includes vested options to purchase up to 30,000 shares


                           ELECTION OF DIRECTORS

     Six directors are to be elected to serve until the 1998 annual meeting of shareholders and until each of their successors shall have been elected and qualified. IT IS INTENDED THAT THE ENCLOSED PROXIES, UNLESS DIRECTED OTHERWISE, WILL BE VOTED FOR THE FOLLOWING NOMINEES, ALL OF WHOM ARE PRESENTLY DIRECTORS OF THE COMPANY AND HAVE BEEN NOMINATED FOR RE-ELECTION BY THE BOARD OF DIRECTORS.

     There is no arrangement or understanding between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director or nominee. The names of and certain information with respect to the persons nominated for election as directors are as follows:

     TIMOTHY L. HOOPS, age 42, was appointed President, Chief Executive Officer and Director on June 1, 1992. Mr. Hoops is a petroleum geologist with 19 years experience in the continental USA and Australia. Mr. Hoops has been Vice President and a Director of the Company's wholly owned subsidiary, Victoria Exploration, Inc., an independent oil and gas producer, since 1987. He has also been a Director of Victoria International Petroleum N.L. and of Victoria Petroleum N.L. since 1987. Mr. Hoops was Exploration Manager for Royal Resources Corporation, a publicly held Denver based company engaged in the exploration and development of oil and gas, from 1984 to 1987. Prior to 1984, Mr. Hoops was employed by Amoco Production, Cities Service and Santa Fe Energy. Mr. Hoops is a 1979 graduate of the Colorado School of Mines, with a degree in geology. Mr. Hoops is the brother-in-law of Mr. Boatright.

     ROBERT J. PETT, age 50, was appointed as a Director on June 1, 1992 and Chairman of the Board on January 16, 1995. Mr. Pett served as Secretary from June 1, 1992 until December 16, 1992, as Vice President from November 1, 1992 until January 16, 1995, and as Treasurer from January 4, 1993 to January 16, 1995. Mr. Pett has been a director of Victoria International Petroleum N.L. since 1986. Mr. Pett has been Chairman of Victoria Petroleum N.L. for 13 years. He is currently Chairman of Resolute Limited, an Australian mining and natural resources company, which provides office facilities and administrative services to Victoria Petroleum N.L. on a pro-rata reimbursement of expenses basis. He is a Director of Sapphire Mines N.L., an Australian precious gem mining company, and a Director of Victoria Exploration, Inc., an independent oil and gas producer which is a wholly owned subsidiary of the Company. Mr. Pett holds a Masters Degree in Economics (Queens University, Canada).

     MARK A. BOATRIGHT, age 40, was appointed a Director on October 18, 1993, and as Vice President - Finance, Chief Financial Officer, Treasurer and Secretary on January 16, 1995. Mr. Boatright is President of Boatright and Associates, P.C., Certified Public Accountants. Mr. Boatright has over 18 years experience in financial accounting and specializes in oil and gas accounting and international taxation. Mr. Boatright currently acts as a consultant in international taxation and accounting for various oil and gas companies. He also is President of Regatta Financial
Services, a registered investment advisory firm. Prior to establishing his own accounting practice, Mr. Boatright was the tax manager for Bradley, Allen & Associates, P.C., Certified Public Accountants. Mr. Boatright is a 1979 cum laude graduate of the University of Colorado with a degree in finance. He has been providing accounting and financial services to the Company since June, 1992. Mr. Boatright is the brother-in-law of Mr. Hoops.

     JOHN T. KOPCHEFF, age 50, was appointed as Vice President - International and a Director of the Company on January 16, 1995. Mr. Kopcheff is a geologist with 27 years experience in petroleum in Australia, Southeast Asia, United States, South America and the North Sea, both in field geological operations and management. Mr. Kopcheff has been a Director and Secretary of Victoria Exploration, Inc. since 1986, a Director of Victoria International Petroleum N.L. since 1986, and a Director of Victoria Petroleum N.L. since 1984. Prior to his appointment, he provided various services to the Company relating to the Company's international exploration activities on a consulting basis. He received a Bachelor of Science degree with honors from the University of Adelaide in 1970.

     KENNETH W. NICKERSON, age 78, is an independent petroleum and mineral geologist with over 49 years experience. He was appointed as a Director of the Company on December 16, 1992. From 1981 until 1988, Mr. Nickerson served as President, Director and Chief Operating Officer of Royal Resources Corporation, a publicly held Denver based company engaged in the exploration and development of oil and gas. Since then Mr. Nickerson has worked as a consulting geologist for various energy companies. Mr. Nickerson is a 1948 graduate of the Colorado School of Mines with a degree in geological engineering.

     MARK A.E. SYROPOULO, age 46, was appointed as a Director on January 14, 1998. Mr. Syropoulo has been an independent corporate consultant since 1994 and has during this time provided services to various entities in the natural resources, information technology and investment sectors, principally in Australia. He also acted as a consultant to the Company from May 1, 1997 until January 1998. Prior to 1994 he was managing director from 1987 to 1993 of Anglo Pacific Resources Limited, a United Kingdom mining and oil company associated with Anglovaal Holdings Limited, a major South African mining house. Mr. Syropoulo is a graduate of mathematics and economics and an honors graduate in economics.

     In the event any one or more of the nominees shall be unable to serve as a director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as director, if elected.

     None of the nominees are directors of any other company having a class of equity securities registered under the Securities Exchange Act of 1934, or any company registered under the Investment Company Act of 1940.

     The Board of Directors held one meeting and acted three times by unanimous written consent during the fiscal year ended June 30, 1997. The Company has an Audit Committee which oversees the accounting controls for the Company. In fiscal 1997, the Committee was comprised of Messrs. Hoops, Nickerson and Boatright. The Committee acted one time by unanimous written consent in fiscal 1997. On January 14, 1998, Mr. Hoops was replaced by Messrs. Syropoulo and Pett as members of the Committee.

     The Company also has a Compensation Committee, which committee makes recommendations on executive compensation and selects those persons eligible to receive grants of options under the Company's Nonqualified Stock Option Plan and the Amended and Restated Incentive Stock Option Plan. Members of the Committee in fiscal 1997 were Messrs. Nickerson and Boatright. The Committee held one meeting and acted two times in fiscal 1997 by unanimous written consent. On January 14, 1998, Mr. Boatright was replaced by Mr. Syropoulo as a member of the Committee.

     The Company did not have an Executive Committee until January 14, 1998 at which time Messrs. Hoops, Boatright and Syropoulo were appointed to that Committee. The Executive Committee has as its primary function director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board of Directors. The Company does not have a nominating committee.

                            EXECUTIVE OFFICERS

     Timothy L. Hoops is the President and Chief Executive Officer of the Company. Mark A. Boatright is Vice President-Finance, Chief Financial and Accounting Officer, Treasurer and Secretary and John T. Kopcheff is Vice President-International. See ELECTION OF DIRECTORS. Robert J. Pett is Chairman of the Board and Denis I. Rakich and Lynnette M. Carpenter are Assistant Secretaries of the Company, but they are not executive officers of the Company.

     There is no arrangement or understanding between any of the executive officers and any other persons pursuant to which he was or is to be selected as an officer, nor is there any family relationship between or among any executive officers, except that Mr. Boatright is the brother-in-law of Mr. Hoops.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 31, 1993, the Board of Directors authorized the exchange of 207,263 restricted shares of the Company's Common Stock for $466,343 in indebtedness owed to Victoria Exploration, Inc. ("VicX") effective January 1, 1994. Because the shares received were issued in a private, unregistered transaction, several years ago, they can be publicly resold by VicX or its successors in interest only in accordance with the provisions of Securities Act Rule 144, including the limitation on the amount of shares which may be sold in any ninety (90) day period. The exchange rate for the transaction was approximately $2.25 per share. As a result of the transaction, VicX owned 380,913 shares, or 59% of the outstanding Common Stock at that time. The remaining debt owed to VicX after the transaction amounted to approximately $600,000.

     On June 10, 1994, the Company transferred 709,108 shares of its Common Stock and unvested options to acquire up to an additional 1,285,353 shares of that stock to Victoria International Petroleum N.L. ("VIP") in exchange for all of the outstanding shares of VicX. The shares of VicX were valued at $1,595,493, the aggregate value of the assets of VicX less certain undeveloped properties. The value of the Company's Common Stock in the exchange was an agreed upon value of $2.25 per share. At the time of the exchange the Company's Common Stock was being traded at prices between $1.75 and $2.00 per share. The options were given in consideration for certain undeveloped properties owned by VicX which the Company agreed to develop. It was agreed that these options would only vest to VIP if the undeveloped properties were successfully developed into proved producing properties by June 30, 1997. These options, and the vesting determination date relating thereto, have been extended to December 31, 1998 by agreement of the Company and VIP. The options were granted on the formula of cash received by the Company from the undeveloped properties less the cash used to develop those properties plus 60% of the reclassified present value discounted at 10%, divided by $3.00 per share. The properties will be evaluated annually by a qualified independent evaluator to determine the number of options to be vested to VIP. Because certain of the officers and directors of the Company have similar positions with VicX and VIP, the Company's Board required as a condition to the transaction, and obtained, a written opinion from an independent firm experienced in oil and gas mergers and acquisitions that the transaction was fair from a financial point of view to the shareholders of the Company. All shares issued in this transaction were unregistered. Prior to the transaction, VicX transferred all of its holdings in the Company, 380,913 shares (59%) and its note receivable from the Company, to VIP.

     In conjunction with the foregoing acquisition of undeveloped oil and gas properties from VicX, the Company issued a $1,000,000 note payable to VicX, which bore interest at the Norwest Bank Denver, N.A. prime rate with quarterly interest payments. In December 1992, the terms of a $58,500 unsecured short term note to VicX were conformed to the terms of the $1,000,000 note payable and the notes were combined. The note was secured by the oil and gas properties acquired from VicX. As noted above, the note was reduced to approximately $600,000 by the exchange of 207,263 shares of Common Stock for $466,343 in indebtedness owed to VicX on December 31, 1993. Also, as indicated above, VicX transferred the note to VIP on June 10, 1994. On December 27, 1994, prior to the December 31, 1994 maturity date of the note, the Company agreed to assign an unproved waterflood project (Rocky Butte) acquired in a June 1992 transaction to VIP in exchange for the surrender of indebtedness to VIP in the amount of approximately $600,000, thereby eliminating the note receivable from the Company to VIP.

     On November 8, 1994, VIP purchased 75,000 additional shares of Common Stock for $2.50 per share as part of a private placement of 550,000 shares by the Company, most of which was sold overseas. On June 26, 1995, VIP purchased 50,000 additional shares in the open market. In August 1995, VIP sold 48,800 shares. VIP's current shareholding interest in the Company is 26.4% (23.6% diluted for currently vested options).

     Mark A. Boatright has been providing accounting and financial services to the Company since June, 1992. On November 15, 1994, the Company entered into an agreement with Mr. Boatright whereby he would provide services to the Company and VicX through his company, Boatright & Associates, P.C., for $1,500 per month. The amount was increased to $1,667 per month in fiscal 1997 and such fees were terminated at the end of that fiscal year. The Board of Directors believes these fees were in line with industry standards. Effective July 1, 1997, Mr. Boatright became an employee of the Company in which capacity he has been paid a salary of $48,000 per annum.

     Mark A.E. Syropoulo provided corporate, investors relations, consulting services to the Company from May of 1997 until January of 1998 for which he received a monthly retainer of $1,800 a month. In fiscal 1997, he received $3,600 and options to purchase 30,000 shares of Common Stock at an exercise price of $2.00 per share, the fair market value on the date of grant. The Board of Directors believes the fees paid to Mr. Syropoulo were in line with industry standards.

     As a result of the Company's close relationship with its majority shareholder VIP, it has been afforded the opportunity to participate in various international oil and gas drilling opportunities located by VIP. In most cases, VIP has its own interest in the same drilling projects in which the Company agrees to participate and in some cases the Company has acquired its interest from VIP rather than directly from the operator or lead promoter of the prospects.

     To date, the Company has agreed to farm-in on several such international drilling permits, including some in Papua New Guinea and in Western Australia. The Company earns a right to participate by sharing in the costs of data review, seismic and drilling. In addition to the benefit, if any, to VIP's interest in these permits resulting from the Company's agreement to share these costs, the Company has agreed to pay a 5% royalty to VIP on the Company's interest in any international permits referred to the Company by VIP which produce net revenues for the Company. The Company believes that this arrangement is fair and reasonable and that the potential compensation to VIP is no greater than the Company would have paid in an arms length transaction with an unrelated party who provided comparable services.


                          EXECUTIVE COMPENSATION

      The following sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company. No other officers of the Company received salary, bonus or other annual compensation in total from the Company, in excess of $100,000.


                        SUMMARY COMPENSATION TABLE

                            Annual Compensation
                            -------------------


NAME AND                   Fiscal    Salary(1)    Bonus      Options
PRINCIPAL POSITION          Year        ($)        ($)         (#)
------------------------   ------    ---------    -----      -------

Timothy L. Hoops,           1997      $75,000    $35,000      18,000
  President,                1996      $75,000       $0        80,000
  Chief Executive           1995      $88,950       $0        40,000
  Officer, and
  Director
----------------------------

(1) Until January of 1995, Mr. Hoops provided consulting services to the Company via a retainer agreement between the Company and his employer, Peak Resource Management, Inc. which fees are set forth under the salary column above. Beginning January 1, 1995, Mr. Hoops became an employee of the Company and, in that capacity, provides services to the Company and the Company's wholly owned subsidiary, Victoria Exploration, Inc. ("VicX").

     Other than that noted above, Mr. Hoops did not receive additional compensation from the Company which, in the aggregate, was greater than $50,000 or greater than 10% of the total of annual salary, bonus and consulting fees reported for him.

     The Company reimburses its officers and directors for ordinary and necessary business expenses incurred by them on behalf of the Company.

     It is anticipated that, in fiscal 1998, Mr. Hoops will be paid a salary of $144,000 for services rendered to the Company and VicX plus retirement and health benefits. Payment for his services from July 1, 1994 through December 31, 1994 was made through his employer, Peak Resource Management, Inc. Since January 1, 1995, Mr. Hoops has been paid as an employee of the Company. In fiscal 1997, Mr. Hoops received approximately $18,000 in consulting fees from Victoria Petroleum N.L. ("VP") and companies owned by VP for services provided to those companies in fiscal 1997. Mr. Hoops will no longer receive those consulting fees in fiscal 1998. In addition, Mr. Hoops received fees as a director of VP in the amount of Australian $5,000 for fiscal 1997 and he expects to receive the same amount in 1998. Resolute Limited, a publicly held Australian mining and natural resources company, owns 28.45% of VP, which indirectly owns 26.4% of the Company.


             Option Grants for Fiscal Year Ended June 30, 1997



                               % of                           Potential
                              Total                           Realizable
                             Options                       Value at Assumed
                   Number    Granted                       Annual Rates of
                     of         to     Exercise              Stock Price
                 Securities Employees     or                 Appreciation
                 Underlying     in       Base              for Option Term
                  Options     Fiscal    Price   Expiration    5%($)(1)/
Name              Granted      Year   ($/share)    Date       10%($)(2)
---------------- ---------- --------- --------- ---------- ----------------

Timothy L. Hoops 18,000(3)     44%     $2.5625   6/16/07  $29,059   $73,339
  President,
  Chief Executive
  Officer and
  Director

Robert J. Pett       0          0%       N/A       N/A      N/A       N/A
  Chairman of
  the Board and
  Director

Mark A. Boatright 5,000(4)     56%      $1.25    9/30/06   $3,938    $9,938
  Vice President-18,000(3)             $2.5625   6/16/07  $29,059   $73,339
  Finance, Chief
  Financial
  Officer
  and Director

John T. Kopcheff     0          0%       N/A       N/A      N/A       N/A
  Vice President-
  International
  and Director

Kenneth W.        5,000(4)     N/A      $1.25    9/30/06   $3,938    $9,938
  Nickerson
  Director

Denis I. Rakich      0          0%       N/A       N/A      N/A       N/A
  Assistant
  Secretary

Lynnette M.          0          0%       N/A       N/A      N/A       N/A
  Carpenter
  Assistant
  Secretary


(1) This column represents the potential realizable value of each grant of options, based on the assumption that the market price of shares of Common Stock underlying the options will appreciate in value from the date of the grant to the end of the option term at the annual rate of five percent.

(2) This column represents the potential realizable value of each grant of options, based on the assumption that the market price of shares of Common Stock underlying the options will appreciate in value from the date of the grant to the end of the option term at the annual rate of ten percent.

(3)  Of this grant, all were incentive stock options.

(4)  Of this grant, all were nonqualified stock options.


      Aggregated Option Exercises For Fiscal Year Ended June 30, 1997
                        and Year End Option Values


                                                Number of
                                                Securities        Value of
                                                Underlying      Unexercised
                                               Unexercised     In-the-Money-
                            Shares              Options at       Options at
                          Exercised           June 30, 1997    June 30, 1997
                            during     Value       (#)             ($)(1)
                         fiscal year  Realized Exercisable/     Exercisable/
Name                      to date(#)    ($)   Unexercisable    Unexercisable

Timothy L. Hoops              0          0      173,000/30,000     $120,500/0
  President, Chief
  Executive
  Officer,
  and Director

Robert J. Pett                0          0      77,500/15,000      $56,875/0
  Chairman of the
  Board and
  Director

Mark A. Boatright             0          0      23,000/11,500      $15,188/0
  Vice President -
  Finance, Chief
  Financial and
  Accounting
  Officer
  and Director

John T. Kopcheff              0          0      130,000/30,000     $73,125/0
  Vice President -
  International and
  Director

Kenneth W. Nickerson          0          0       6,500/11,500      $10,875/0
  Director

Denis I. Rakich               0          0      65,000/15,000      $43,594/0
  Assistant
  Secretary

Lynnette M. Carpenter         0          0       20,000/5,000      $11,162/0
  Assistant Secretary


(1) For all unexercised options held as of June 30, 1997, the aggregate dollar value is the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. The price used to calculate these figures is the closing price as of June 30, 1997 on the Nasdaq SmallCap Market, which was $2.9375 per share.


                           KESTREL ENERGY, INC.
                       COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

              Compensation Policies Toward Executive Officers

     The Compensation Committee's executive compensation polices are designed to provide competitive levels of compensation through a combination of base level compensation, incentive stock options and cash bonus awards.

     The Committee reviews the President's performance periodically and reports to the Board of Directors on its evaluation of that performance. The Committee does not believe that it is reasonable, necessary or appropriate for such a small company to require or establish a direct or fixed relationship between the Company's financial performance and the Chief Executive Officer's compensation. The Committee instead considers a number of factors in making a subjective determination as to the compensation of the Chief Executive Officer, including determinations as to the level of salary, options and benefits: quality of service provided, amount of time devoted to the Company's business, level of expertise, dedication to the Company and its best interests, general management abilities and the Company's operational and financial performance.

     Mr. Hoops, the President of the Company received total cash compensation from the Company of $110,000 in fiscal 1997, consisting of $75,000 in base salary and a $35,000 bonus. He also received $18,000 in consulting fees from Victoria Petroleum, N.L., the parent company of one of the Company's largest shareholders. While this was an increase from the $75,000 in total cash compensation paid to Mr. Hoops by the Company in 1996, the increase in compensation was intended to be only a restructuring of Mr. Hoops' total compensation package from the Company, Victoria Petroleum, and the Company's then newly acquired subsidiary, Victoria Exploration, Inc., with the intent that the total compensation (cash and benefits) in 1997 would be substantially equivalent to that in 1996.
Mr. Hoops' planned increase to $144,000 in fiscal 1998 is based on the Company's expectation that Mr. Hoops will be required to devote substantially all of his time and expend an even greater level of effort on the Company's affairs than he did in 1997 as a result of the Company's expansion of its domestic exploration efforts, largely as the result of its acquisition of a 50% working interest in 9,000 net acres of petroleum leases in the San Joaquin Basin in California and the Company's appointment as operator of those properties. Because of the greater burden of these additional responsibilities, Mr. Hoops will no longer be able to supplement his income by providing consulting services to Victoria Petroleum or other companies. Moreover, the Committee believes that the Company's financial results for fiscal 1997, which include a substantial amount of non-cash write downs, are not reflective of the dramatic successes achieved by management in that year, including but not limited to the successful placement of $5 million in common stock in private overseas transactions and the purchase of the San Joaquin Basin properties from Ampolex (USA), Inc.

     In an effort to further strengthen the Company's management capabilities, Mark Boatright, the Company's Vice President of Finance, became an employee of the Company effective July 1, 1997 at an annual salary of $48,000. The Committee believes that this change will permit Mr. Boatright, who had previously provided services to the Company on a contract basis through his accounting firm, Boatright & Associates, to provide even greater support for the Company's financial and recordkeeping functions.

     In May of 1997, the Compensation Committee declared a cash bonus of $25,000 for John T. Kopcheff, Vice President - International of the Company, for his efforts in connection with the Company's international exploration program. Mr. Kopcheff, who also serves on the Company's Board of Directors, received no other cash remuneration from the Company in fiscal 1997.

     Stock options are granted to key personnel of the Company by the Compensation Committee as a means of providing an equitable long term incentive to the Company's personnel. The Compensation Committee believes that stock options can be used in the best interest of the Company to reward past efforts of the Company's executive officers, to encourage the present and future performance by the Company's executive officers and to align the interests of the Company's personnel with the interests of the Company's shareholders.

     During the 1997 fiscal year, each Compensation Committee member received an automatic grant of options to purchase 5,000 shares pursuant to the Nonqualified Stock Option Plan. On June 16, 1997, 18,000 options were granted to each of the Company's President and Vice President-Finance. The options were granted at the fair market value on the date of grant. The award of these options was in accordance with the above stated policy of the Compensation Committee and the terms of the Nonqualified Stock Option and Incentive Stock Option Plans. In particular, the awards to Messrs. Hoops and Boatright were made in recognition of their substantial efforts during the year in effecting the acquisition of the San Joaquin Basin properties from Ampolex (USA), Inc. and as an incentive to help the Company and its shareholders fully realize the value of those and other properties held by the Company.


October 8, 1997                              Compensation Committee Of
                                             The Board of Directors

                                             Kenneth W. Nickerson
                                             Mark A. Boatright


                          DIRECTORS' REMUNERATION

     Directors who are not officers or employees of the Company are paid $900 for attendance at meetings of the Board or Committees thereof. Any director who serves on the Compensation Committee automatically receives 5,000 options each September 30 pursuant to the Company's Nonqualified Stock Option Plan. Accordingly, on September 30, 1996, both Messrs. Boatright and Nickerson, as members of the Compensation Committee, received fully vested options to purchase 5,000 shares of Common Stock at an exercise price of $1.25 per share, the fair market value on the date of grant. The options are exercisable for ten years from the date of grant. The only other option awarded to a member of the Compensation Committee during fiscal 1997 was the grant to Mr. Boatright by the Board of Directors (Mr. Boatright abstaining) on June 16, 1997 of fully vested options to purchase 18,000 shares at an exercise price of $2.5625 per share, the fair market value on the date of grant. In addition, on the same date, Mr. Hoops, who is not a member of the Committee, received the same number of shares at the same exercise price. These grants were made from the Company's Incentive Stock Option Plan and are exercisable for ten years from the date of grant.


                             PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return for (i) the Company, (ii) the MG Industry Group 353 - Oil and Natural Gas Exploration and (iii) the NASDAQ Market Index. The MG Industry Group 353 consists of approximately 137 companies involved in the oil and gas industry, including the Company. The line graph and table cover the five year period from July 1992 through June 1997 and represent the total value of a $100 investment in each security/market index on July 1, 1992. All dividends are assumed to be reinvested


                     1992      1993      1994      1995      1996      1997

Kestrel
Energy Inc.          100      440.00    240.00    110.00    290.00    235.00
MG Industry
Group 353            100      113.87    118.37    130.71    158.96    179.61
NASDAQ
Market Index         100      122.76    134.61    157.88    198.73    239.40


The information contained in this graph was compiled by Media General Financial Services of Richmond, Virginia. The Company will provide a list of the companies included in the various indices upon the written request of any shareholder.


 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                       RATIFICATION OF SELECTION OF
                INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

     KPMG Peat Marwick LLP was appointed by the Board of Directors as the Company's independent certified public accountants and auditors on December 4, 1987. The decision was based upon a comparison of the services and fee arrangements offered by various accounting firms and an evaluation by the Board of Directors.

     Although ratification by shareholders of the selection of KPMG Peat Marwick LLP is not required by the Colorado Business Corporation Act, or by the Company's Articles of Incorporation, as amended, or Bylaws, the Board of Directors believes that a decision of this nature should be confirmed by the Company's shareholders. Accordingly, shareholders are being asked to consider ratification of the selection of KPMG Peat Marwick LLP for the fiscal year ending June 30, 1998. If a significant number of shares are voted against the ratification of this selection, or if the Board of Directors determines that the fees proposed to be charged by KPMG Peat Marwick LLP are unreasonable for the Company under the circumstances, the Board of Directors will reconsider the selection for the fiscal year ending June 30, 1998.

     It is expected that KPMG Peat Marwick LLP will have a representative at the Annual Meeting who will be given the opportunity to make any statement deemed necessary and will be available to answer questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                "FOR" THE RATIFICATION OF THE SELECTION OF
                 KPMG PEAT MARWICK LLP AS THE INDEPENDENT
             CERTIFIED PUBLIC ACCOUNTANTS AND AUDITORS FOR THE
                     FISCAL YEAR ENDING JUNE 30, 1998


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


           PROPOSAL TO AMEND THE NONQUALIFIED STOCK OPTION PLAN

     The 1993 Nonqualified Stock Option Plan (the "Plan") was adopted by the Company in December of 1992. It was amended in March 1995 and December 1995 and the amendments were approved by the shareholders of the Company on December 12, 1995. On July 22, 1997, the Compensation Committee (the "Committee) approved certain amendments to the Plan to conform to recent changes in Rule 16b-3, 17 C.F.R. 240.16b-3 ("Rule 16b-3"), under the Securities Exchange of 1934, as amended (the "Exchange Act"), to permit greater flexibility in the administration of the Plan, and to increase the number of shares reserved under the Plan. In sum, the proposed amendments would (i) change the name of the Plan from the 1993 Nonqualified Stock Option Plan to the Stock Option Plan; (ii) eliminate the requirement that members of the Committee administering the Plan be disinterested persons as had been previously required by Rule 16b-3; (iii) while the Committee is expected to continue to administer the Plan for the foreseeable future, permit the Board of Directors to make grants of stock options or otherwise administer the Plan if and to the extent such administration would be consistent with applicable law; (iv) permit the Board of Directors or the Committee administering the Plan to determine the fair market value of the Company's Common Stock for purposes of the Plan by averaging the price over a period of up to 90 days preceding the grant of any option; (v) permit the Board of Directors or the Committee administering the Plan to make grants of nonqualified stock options at not less than 50% of the fair market value; (vi) permit, to the extent consistent with applicable law, discretionary grants of options to members of the Board of Directors or the Committee administering the Plan; (vii) require shareholder approval of amendments to the Plan only if the amendment would (A) increase the total number of shares available for grants of options or (B) require shareholder approval under applicable law; (viii) permit exercise of options in accordance with any other means consistent with applicable law as determined by the Committee in its discretion, including but not limited to permitting a participant to effect a net exercise of an option without tendering shares of the Company's stock as payment for the option or allowing a participant to execute a cashless exercise through a securities brokerage firm; (ix) increase the number of shares reserved under the Plan from 750,000 to 1,000,000; and (x) allow the Committee to grant Incentive Stock Options (within the meaning of Internal Revenue Code Section 442) in addition to the nonqualified stock options previously authorized by the Plan.

     The Company's Board of Directors and its Compensation Committee (presently consisting of Kenneth W. Nickerson and Mark A.E. Syropoulo, both of whom are outside directors) believe that these changes are important to permit the Company to attract and retain officers, directors, key employees, advisors and consultants, to encourage stock ownership by employees and management and to give the Committee flexibility in administering the Plan to provide incentives and promote the financial success and progress of the Company. In addition, an increase in the number of options available for grant is important so that the Company can continue to provide incentives to employees and others to promote the financial success or progress of the Company, and the value of shares of the Company's stock for all shareholders without using the Company's limited cash or other liquid resources.

Description of the Plan

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). If the proposed amendments are approved, the Plan could in the future be administered by the Board of Directors if and to the extent such administration is consistent with applicable law. Subject to the Plan, the Committee has the authority to determine to whom stock options may be granted, the time or times at which options are granted, the number of shares covered by each such grant, and the duration of the options. In addition, the Company will withhold or require the payment by Optionee of any state, federal or local taxes resulting from the exercise of an option, provided that, to the extent permitted by law, the Committee may, in its discretion, permit some or all of such withholding obligation to be satisfied by the delivery by the participant of, or the retention by the Company of, shares of its Common Stock. All decisions and interpretations made by the Committee are binding and conclusive on all participants in the Plan.

     Prior to the proposed amendments, all members of the Committee were required to be "disinterested persons" as that term had been defined in Rule 16b-3 under the Exchange Act. Insofar as Rule 16b-3 has been amended to delete this requirement, the Plan is also proposed to be amended to remove the requirement. In addition, the Plan is being amended to permit the Board of Directors to administer the Plan if and to the extent that such administration would be consistent with applicable law.

UNDERLYING SECURITIES

     The securities underlying stock options under the Plan are shares of the Company's no par value Common Stock. Pursuant to the Plan, as amended, the maximum number of shares of Common Stock that may be issued upon exercise or payment will not exceed 1,000,000 shares, an increase of 250,000 shares. If any options granted under the Plan are surrendered, or for any other reason cease to be exercisable in whole or in part, the shares as to which the option ceases to be exercisable are available for options to be granted to the same or other participants under the Plan.

     The market value of the total shares authorized as of February 20, 1998 was $484,375. The market value as of that date of the maximum number of shares which would be added by the amendment to increase the number of shares authorized was $328,125.

ELIGIBLE EMPLOYEES AND OTHERS

     Officers, directors, and employees of the Company and advisors and consultants to the Company are eligible to receive options; provided that advisors and consultants are eligible for grants only if they provide bona fide services not rendered in connection with the offer or sale of securities or in a capital-raising transaction. The Committee's discretion in granting options to its members is limited. See "Formula Grants to Committee Members" below.

     As of February 20, 1998, the Company had five employees and at least four other persons eligible to receive grants under the Plan.

FORMULA GRANTS TO COMMITTEE MEMBERS

     On September 30 of each year each member of the Committee receives an automatic grant of ten year, fully vested, nonqualified stock options for 5,000 shares, exercisable at the fair market value of the stock determined in accordance with the Plan (see "Option Price and Duration" below) based on a valuation period of 30 days. Upon the approval of the proposed amendments, the Board of Directors would have discretion in granting options to members of the Committee only to the extent permitted by applicable law. In the event that the Board of Directors fails to exercise its discretion, the members of the Committee will continue to receive automatic grants of 5,000 shares on September 30 of each year.

     Prior to the proposed amendments, the fair market value on the date of grant was determined by reference to a single quoted price on September 30 of each year and the Board of Directors had no discretion in granting options to members of the Committee.

PLAN BENEFITS

     Set forth below in tabular form are the benefits or amounts received or to be received by or allocated to each of the named persons or groups under the Plan during fiscal 1998. The Committee or the Board of Directors determines the number of stock options which may be granted to officers, directors, and employees of, and advisors and consultants to, the Company (the "eligible persons") under the Plan. Because such number, if any, is entirely in the discretion of the Committee or the Board of Directors, except for the two outside Directors who are eligible to receive stock options through the provisions for automatic grants to Committee members (see "Formula Grants to Committee Members" above), the future benefits or amounts to be received by or allocated to those persons are not determinable.

                             Stock Option Plan

Name and Position          Dollar Value($)(1)  Number of Shares

Timothy L. Hoops,
Chief Executive Officer          $46,125            18,000

Executive Officer Group
 (3 persons)                     $98,500            41,000

Non-Executive Officer Director
 Group (3 persons)                $6,250            5,000

Nominee for Director Group
 (6 persons)                     $104,750           46,000

Associate of Director, Executive
 Officer or Nominee Group
 (0 persons)                       -0-               -0-

5% or More Recipient Group
 (3 persons)                     $104,750           46,000

Non-Executive Officer Employee
 Group (3 persons)                 -0-               -0-


--------------------

(1) The number of stock options is an estimate based on the stock options actually granted to the persons described in fiscal 1997. While the options were granted at the fair market value on the date of grant, the value is shown as an amount equal to the exercise price times the number of stock options granted.

OPTION PRICE AND DURATION

     Pursuant to the proposed amendments, "fair market value" means (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treas. Reg. Sec. 20.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time of grant or in the Plan (as in the case of automatic grants to Committee members), the valuation date for purposes of determining fair market value is the date of grant. The Committee may, however, specify in any grant of an option that, instead of the date of the grant, the valuation date shall be a valuation period of up to ninety (90) days prior to the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period.

     Prior to the proposed amendments, the exercise price per share of all options granted under the Plan was always the fair market value of the Common Stock determined by a single quoted price on the grant date.

     Upon the approval of the proposed amendments, the option price for nonqualified stock options may be less than the fair market value of the stock on the valuation date or valuation period, but in no event will the option price be less than 50% of the fair market value of the stock on the valuation date or valuation period.

     Unless otherwise prescribed by the Committee or the Plan, options expire ten (10) years from the date of grant.

EXERCISE OF OPTIONS AND PAYMENT FOR STOCK

     Options are exercisable in accordance with the terms and conditions of the grant to the participant. The exercise price of options may be paid in cash or, with the approval of the Committee, in shares of the Company's Common Stock (valued at the fair market value of the shares on the date of exercise) or by a combination thereof. If the proposed amendments are approved, the Committee may elect to permit a participant to effect a net exercise of an option without tendering shares of the Company's stock as payment for the option or to effect a cashless exercise. In the event of a net exercise, the participant would be deemed to have paid for the exercise of the option with shares of the Company's stock and would receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised. In the event of a cashless exercise, the Company will enter into an agreement with a securities brokerage firm whereby participants can enter into binding commitments to immediately sell a sufficient number of shares to pay the Option Price and any tax withholding obligations or liabilities.

     Prior to the proposed amendments, a participant who desired to use shares of the Company's stock in payment of the exercise price for the option being exercised was required to tender a stock certificate for the appropriate number of shares of the Company's stock sufficient to pay the exercise price and cashless exercises were not permitted.

INCENTIVE STOCK OPTIONS

     The Plan allows the Committee to grant nonqualified stock options. The proposed amendments will allow the Committee to grant either Incentive Stock Options or nonqualified stock options. Incentive Stock Options must have an exercise price of at least 100% of the fair market value of the Company's Common Stock on the date of grant. The options must be issued within 10 years of adoption of the plan and must be exercised within 10 years of the date of grant. In the case of an individual owning more than 10% of the total combined voting power of all classes of stock, the Incentive Stock Options must have an exercise price of at least 110% of the fair market value of the Company's Common Stock on the date of grant and the option must be exercised within 5 years of the date of grant. Incentive Stock Options may only be granted to employees of the Company or its subsidiaries.

     Incentive Stock Options provide greater tax benefits to the recipients than nonqualified stock options. Therefore, the Board of Directors and the Committee believe that the proposed amendments will afford the Company greater flexibility is in its efforts to attract and keep the most qualified key employees, officers and directors. The tax effects of Incentive Stock Options are discussed in greater detail under the heading "Current Federal Income Tax Consequences."

NONTRANSFERABILITY

     During a participant's lifetime, an option may be exercisable only by the participant and options granted under the Plan may not be transferred except by will or the applicable laws of descent and distribution.

AMENDMENT, SUSPENSION AND TERMINATION

     The Committee may at any time amend, suspend or terminate the Plan, except that any such amendment cannot impair any rights or obligations under any option previously granted under the Plan. Shareholder approval is required for any amendment which (i) increases the number of shares reserved to the Plan or (ii) effects any change in the Plan which is required to be approved by shareholders under applicable law.

     Prior to the proposed amendments, shareholder approval was also required for any amendment which materially modified the benefits to participants or the eligibility requirements for grants under the Plan.
In addition, the Plan previously included a limit on the number of amendments to the Committee's formula grants which had been required under Rule 16b-3.

CURRENT FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised that under current law the principal federal income tax consequences to participants and the Company of nonqualified stock options granted under the Plan should generally be as set forth in the following summary.

     Nonqualified options are taxed in accordance with Section 83 of the Internal Revenue Code and the related Treasury Regulations issued thereunder. The following general rules are applicable to United States holders of such options and to the Company for Federal income tax purposes under existing law:

     The Optionee does not realize any taxable income upon the grant of a nonqualified option, and the Company is not allowed a business expense deduction by reason of such grant. The Optionee will recognize ordinary compensation income at the time of exercise of a nonqualified option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will require employees to make appropriate arrangements for the withholding of taxes on this amount.

     When the Optionee sells the shares, the Optionee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the Optionee's basis in the shares (i.e., the exercise price plus the amount taxed to the Optionee as compensation income). If the Optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the Optionee.

     The Company has been advised that under current law, the principal federal income tax consequences to participants and the Company of Incentive Stock Options granted under the Plan should generally be as set forth in the following summary.

     The recipient of an Incentive Stock Options will not recognize income either at the time of grant or at the time of exercise of the option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such Incentive Stock Options. If the Optionee sells or otherwise disposes of the shares more than one year after the date of receipt of the shares and more than two years after the date of grant of the option, the Optionee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price of the shares and the exercise price. If the Optionee does not hold the shares for this period, the Optionee will recognize ordinary compensation income at the time of sale equal to the lesser of the difference, if any, between
(a) the fair market value of the shares on the date of exercise and the exercise price, or (b) the sales price and the exercise price and the Company will be entitled to a corresponding federal income tax deduction. In addition, the Optionee will recognize capital gain or loss, short-term or long-term, as the case may be, in an amount equal to the difference, if any, between the amount recognized by the Optionee upon the sale of the shares and the exercise price, decreased by the amount of ordinary income, if any, recognized by the Optionee.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              "FOR" THE AMENDMENTS TO THE STOCK OPTION PLAN.

* * * * * * * * * * * * * * * * * ** * * * * * * * * * * * * * * * * * * *

     SECTION 16(a) REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all reports filed pursuant to Section 16(a). One of the Company's executive officers and directors, Timothy L. Hoops, failed to make a timely filing of an ownership report required by Section 16(a) with the Securities and Exchange Commission. Mr. Hoops failed to file timely a report on Form 4 relating to his exercise of a stock option to purchase 27,884 shares of the Company's Common Stock in July 1997 with the delivery of 10,544 shares of his Common Stock. The report was filed in late August 1997.

                  ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Company's annual report to the shareholders for the fiscal year ended June 30, 1997, which contains audited financial statements of the Company, accompanies this Proxy Statement. Copies of the Company's annual report to the Securities and Exchange Commission on Form 10-K are available from the Company upon written request of a shareholder to Timothy L. Hoops, President, 999 18th Street, Suite 2490, Denver, Colorado 80202.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     Any proposal by a shareholder intended to be presented at the Company's 1998 annual meeting of shareholders must be received at the offices of the Company, 999 18th Street, Suite 2490, Denver, Colorado 80202, not later than July 10, 1998.

                               OTHER MATTERS

     The Board of Directors knows of no other matter to be brought before the shareholders' meeting. If other matters properly come before the meeting, holders of Proxies solicited and received hereunder will vote in their best judgment.

     Under Colorado law, unless otherwise provided in the Company's Articles of Incorporation: (i) for the election of directors, of the shares represented in person or by proxy at the meeting and entitled to vote, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the board of directors; and (ii) for the ratification of the independent certified public accountants and the amendments to the Plan, of the shares represented in person or by proxy at the meeting and entitled to vote, the votes cast favoring the ratification or approving the amendments must exceed the votes opposing it.
Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the election of directors and the other proposals will be counted as votes in favor or affirmative votes.

                                ATTACHMENT

                                   PROXY
                           Kestrel Energy, Inc.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202
        This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Timothy L. Hoops and Mark A. Boatright as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Kestrel Energy, Inc. held of record by the undersigned on February 20, 1998 at the annual meeting of shareholders to be held on March 31, 1998 or any adjournment thereof.

1.   TO ELECT SIX DIRECTORS
     [   ]  FOR all nominees listed below
     [   ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below. To cumulate votes for any individual nominee, write in the number of cumulative votes to be cast opposite such nominee's name. For an explanation of cumulative voting, see "VOTING OF SHARES" IN THE ENCLOSED PROXY STATEMENT.)

     Nominee        Cumulative Votes    Nominee        Cumulative Votes
     --------       ------------------- --------       -------------------

     Timothy L. Hoops    -----------    Robert J. Pett      -----------

     Nominee        Cumulative Votes    Nominee        Cumulative Votes
     --------       ------------------- --------       -------------------

     Kenneth W. Nickerson     ------    Mark A. Boatright   -----------

     Nominee        Cumulative Votes    Nominee        Cumulative Votes
     --------       ------------------- --------       -------------------

     John T. Kopcheff    -----------    Mark A.E. Syropoulo -----------

2. TO APPROVE AND RATIFY THE SELECTION OF KPMG PEAT MARWICK AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND AUDITORS FOR THE YEAR ENDING JUNE 30, 1998.

     FOR  ------          AGAINST  ------          ABSTAIN  ------

3. TO APPROVE CERTAIN AMENDMENTS TO THE NONQUALIFIED STOCK OPTION PLAN DESIGNED TO CONFORM WITH RECENT AMENDMENTS TO SEC RULE 16B-3, TO PERMIT GREATER FLEXIBILITY IN THE ADMINISTRATION OF THE PLAN, AND TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

     FOR  ------           AGAINST  ------          ABSTAIN  ------

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1,2 and 3 above.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated -------------, 1998          --------------------------------------
                                                                Signature
                                   --------------------------------------
                                                Signature if held jointly


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                ATTACHMENT

                           KESTREL ENERGY, INC.
                             STOCK OPTION PLAN
                         AS AMENDED MARCH 31, 1998


     Section 1. PURPOSE. The purpose of the Kestrel Energy, Inc. (the "Company") Stock Option Plan (the "Plan") is to provide incentives for selected persons to promote the financial success and progress of the Company by granting such persons options to purchase shares of stock of the Company ("Option").

     Section 2.     GENERAL PROVISIONS OF THE PLAN.

          A. ADMINISTRATION. The Plan shall be administered by a committee comprised of two or more directors designated by the Board of Directors of the Company (the "Committee"). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including without limitation Rule 16b-3, 17 C.F.R. 240.16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), then the Plan may be administered by the Board of Directors, and, if so administered, all subsequent references to the Committee shall refer to the Board of Directors. Any action of the Committee shall be taken by majority vote or by written consent of the Committee members.

          B. AUTHORITY OF THE COMMITTEE. Subject to other provisions of the Plan, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

               1.   to construe and interpret the Plan;

               2.   to define the terms used herein;

               3. to prescribe, amend and rescind rules and regulations relating to the Plan;

               4. to determine the persons to whom Options shall be granted under the Plan;

               5. to determine the time or times at which Options shall be granted under the Plan;

               6. to determine the number of shares subject to each Option, the price and the duration of each Option;

               7. to determine all of the other terms and conditions of Options; and

               8. to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

          C. NUMBER OF SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock subject to the Plan shall be 1,000,000, subject to adjustment as provided in the Plan. If any Options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares shall again be available for the purposes of the Plan.

          D. ELIGIBILITY AND PARTICIPATION. Subject to the terms of the Plan, Options may be granted only to such employees, officers, directors, consultants and advisors of the Company as the Committee shall select from time to time in its sole discretion; provided, however, that consultants and advisors shall be eligible only if they provide bona fide services that are not rendered in connection with the offer or sale of securities in a capital-raising transaction. A person may be granted more than one Option under the Plan. Furthermore, notwithstanding any contrary provision of the Plan, the Committee shall have no discretion to determine the amount, price or timing of grants hereunder to Committee members, except to the extent that the Committee's exercise of such authority is consistent with all applicable laws, including, without limitation, Rule 16b-3. Grants to Committee members shall be made in accordance with
Section 6 hereof. Only employees of the Company shall be eligible to receive Incentive Stock Options.

          E. EFFECTIVE DATE OF PLAN. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or about December 16, 1992, or at any adjournment thereof. The Plan shall be effective upon approval and adoption by the shareholders. To the extent required by paragraph F, subsequent amendments to the Plan shall be submitted to the Shareholders and such amendments shall be effective upon such approval. All other amendments shall be effective upon adoption by the Committee.

          F. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate ten years after the date on which the shareholders approve the Plan, unless sooner terminated by the Committee or the Board of Directors. No Options shall be granted under the Plan after that date. Subject to the limitation contained in paragraph E of this Section 2, the Committee or the Board of Directors may at any time amend or revise the terms of the Plan, including the form and substance of the Options to be used hereunder, provided that no amendment or revision shall be made without shareholders' approval which (i) increases the aggregate number of shares that may be issued pursuant to Options granted under the Plan, except as provided under paragraph G of this Section 2; or (ii) effects any change to the Plan which is required to be approved by shareholders by law.

          G. ADJUSTMENTS. If the outstanding shares of the Company's Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the aggregate number and kind of shares reserved to the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option.

          H. PRIOR OPTIONS AND OBLIGATIONS. No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Option, alter or impair any of that person's Options or rights or obligations under any Option granted under the Plan prior to that amendment, suspension or termination.

          I. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any Option granted hereunder, no person shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option until there has been full compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

          J. RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company will at all times reserve and keep available for issuance a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction all requisite authority necessary to issue shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance of the stock as to which the requisite authority shall not have been obtained.

          K. TAX WITHHOLDING. The exercise of any Option is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. The Committee may, in its discretion, accept payment of such withholding taxes and liabilities from an Optionee in the form of shares of the Company's Common Stock or other property and may elect to deduct shares of Common Stock that would have otherwise been delivered to an Optionee upon exercise to satisfy all or a part of such taxes and liabilities.

          L. FAIR MARKET VALUE. The "fair market value" of the Common Stock on any given date means (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean between the highest and lowest reported sale prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations. With respect to the grant of Options, unless otherwise specified by the Committee at the time of grant, the valuation date shall be the date of grant. The Committee may specify in any grant of an Option that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee fails to specify a valuation period and there were no sales on the date of grant then fair market value shall be determined as if the Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Company's Common Stock in which case determination of fair market value shall be in accordance with clause (b) above.

     Section 3. OPTION TERMS AND CONDITIONS. Options granted under this plan may be Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code (the "Code")) or nonqualified stock options. The terms and conditions of Options granted under the Plan may differ from one another as the Committee shall in its discretion determine so long as all Options granted under the Plan satisfy the requirements of the Plan; provided, however, that any Options designated as Incentive Stock Options must comply with the provisions of the Plan specifically relating to Incentive Stock Options and the Code.

     Section 4. DURATION OF OPTIONS. Each Option granted hereunder shall expire on the date fixed by the Committee, which shall be not later than ten years after the date of grant; provided, however, that in the case of Incentive Stock Options granted to a 10% shareholder, no option shall be exercisable more than five years after the date of grant. In addition, each Option shall be subject to early termination as provided in the Plan.

     Section 5. OPTION PRICE. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of grant. Such option price may be less than the fair market value of the Company's Common Stock on the valuation date or valuation period, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the shares on the valuation date or valuation period; provided, however that the exercise price of Incentive Stock Options shall be fixed by the Committee at not less than 100% of the fair market value of the Common Stock on the valuation date or valuation period; provided further, that in the case of Incentive Stock Options granted to a 10% shareholder, the exercise price of the option shall not be less than 110% of the fair market value of the Common Stock on the valuation date or valuation period.

     Section 6. GRANTS TO COMMITTEE MEMBERS. Except as provided in paragraph D of Section 2 hereof, the Committee shall have no discretion to determine the amount, price or timing of grants of Options to Committee members. Grants of Options to Committee members shall be made at the discretion of the Board of Directors (with members of the Committee abstaining) or in accordance with a formula established by the Board of Directors; provided, however, that if the Board of Directors fails to make a discretionary grant of Options or otherwise establish a formula by which Options are granted to Committee members in any fiscal year of the Company, then automatic grants of Options to Committee members shall be made on the following September 30th. Such automatic grants to Committee members shall be nonqualified Options for 5,000 shares per Committee member and the exercise price shall be 100% of the fair market value of the Company's Common Stock based on a valuation period consisting of the thirty (30) day period ending September 29 of such year.

     Section 7. LIMITATIONS ON ACQUIRING VOTING STOCK. No Optionee who is not an officer or director of the Company is eligible to receive or exercise any Option which, if exercised, would result in that person becoming the beneficial owner, as defined in the Exchange Act, of more than 5% of the outstanding voting stock of the Company without the unanimous consent of the Board of Directors.

     Section 8. EXERCISE OF OPTIONS. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No Option may be exercised for a fraction of a share of Common Stock. The option price shall be paid at the time of exercise of the Option (i) in cash; (ii) by certified or cashier's check; (iii) if permitted by the Committee, with shares of the Company's issued and outstanding Common Stock; or (iv) by any other means permitted by the Committee in its discretion after determination that such means are consistent with all applicable laws and regulations. If any portion of the purchase price at the time of exercise is paid in shares of the Company's Common Stock, those shares shall be tendered at their fair market value on the date of exercise.

     The Committee may also permit an Optionee to effect a net exercise of an option without tendering any shares of the Company's stock as payment for the Option. In such an event, the Optionee will be deemed to have paid for the exercise of the Option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of Options exercised. Members of the Committee may effect a net exercise of their Options only with the approval of the Board of Directors.

     The Committee may also cause the Company to enter into arrangements with one or more licensed stock brokerage firms whereby Optionees may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit that portion of the proceeds from such sales to the Company to pay such obligations.

     Section 9. ACCELERATION OF OPTIONS. Notwithstanding the first sentence of Section 8 hereof, if the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 9 is not consummated, but rather is terminated, cancelled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

     Section 10. WRITTEN NOTICE REQUIRED. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and payment for the shares with respect to which the Option is exercised has been received by the Company in accordance with Section 8 hereof.

     Section 11. LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS. To the extent required by the Code, the aggregate fair market value
(determined at the time the Option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (including all plans of the Company and its subsidiaries) shall not exceed $100,000.

     Section 12. COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued with respect to any Option granted under the Plan unless the exercise of that Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, which compliance shall be determined by counsel for the Company. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the Option restricting their transferability if and to the extent required by law, the terms of the Option or the Plan.

     Section 13. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Committee, must agree in writing as a condition of the granting of an Option, to remain in the employ of the Company or to remain as a consultant or advisor to the Company following the date of grant for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four years. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued employment or retainer by the Company, or limit in any way the right of the Company to terminate or alter the terms of that employment or consulting arrangement at any time.

     Section 14. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT, DIRECTOR, CONSULTANT OR ADVISOR STATUS. If an Optionee ceases to be employed by the Company or ceases to serve as a director, consultant or advisor of the Company for any reason other than death, his or her Option shall immediately terminate; provided, however, that the Committee may, in its discretion, allow the Option to remain exercisable (to the extent exercisable on the date of termination of employment or retainer) for up to one additional year for each year of service to the Company by the Optionee (up to a maximum of five years after the date of termination), unless either the Option or the Plan otherwise provides for earlier termination; and provided further that, for purposes of determining when a director no longer serves the Company, the period during which post-retirement or similar benefits, if any, are paid to the director by the Company shall be deemed to be continued service.

     Section 15. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while he or she is an employee, director, consultant or advisor of the Company, his or her Option shall remain exercisable for one year after the date of death, unless either the Option or the Plan otherwise provides for earlier termination. During such exercise period after death, the Option may be fully exercised, to the extent that it remained unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by laws of descent and distribution.

     Section 16. WAIVER OF VESTING RESTRICTIONS IN THE EVENT OF RETIREMENT. Notwithstanding any provision of the Plan, in the event an Optionee retires as an employee or director of the Company, the Committee shall have the discretion to waive any vesting restrictions on the retiree's Options.

     Section 17. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or by his or her guardian or legal representative.

     Section 18. REPORTS TO OPTIONEES. The Company shall furnish to each Optionee a copy of the annual report sent to the Company's shareholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

Adopted, as amended, by the shareholders of the Company on March 31, 1998.